UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2005

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 1, 2005, Agile Software Corporation (the “Company”) increased the base salary of Tom Twietmeyer, one of its named executive officers, to $190,000 per year and his performance based compensation target to $60,000 year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2005	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

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